Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of China Advanced Construction Materials Group, Inc. (the “Company”) on Form 10-K/A for the period ending June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Xianfu Han, President, Chief Executive Officer, and Director of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Annual Report on Form 10-K/A for the period ending June 30, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Annual Report on Form 10-K/A for the period ending June 30, 2011, fairly presents, in all material respects, the financial condition and results of operations of China Advanced Construction Materials Group, Inc.

Date: September 26, 2011

/s/Xianfu Han
Xianfu Han Prinicipal Executive Officer